Exhibit 10.21

Compass Limited

Contract of Employment

THIS AGREEMENT is made on the 14 March 2010

PARTIES:

(1)                                COMPASS LIMITED (registered no. 1714808) whose registered office is Compass House, 60 Priestley Road, Surrey Research Park, Guildford Surrey GU2 5YU (“the Company”)

(2)                           DAVID WHITMORE of Thurnets, Lower Moushill Lane, Milford, Surrey GU8 5JX (“You”)

The following terms and conditions apply to your employment with the Company.

1.	DEFINITIONS

In this Agreement:-

	1.1	unless the context otherwise requires, the following expressions shall have the following meanings:-

“Associated Company”

means any other company which is for the time being a subsidiary (as defined in Section 736 of the Companies Act 1985) or a holding company (as defined as aforesaid) of the Company or another subsidiary of any such holding company or a Licensee of the Company or any of the aforementioned companies.

“the Company Business”

means the business of the Company and any Associated Company from time to time including management consultancy based on comparative analysis in the area of (a) the operations of data centres, wide area networks and client server environments (b) the applications development process (c) core business processes (d) simulations in any of (a)-(c) as carried out or planned by the Company and/or any Associated Company at the date hereof

“Confidential Information”

means information in respect of the Company Business and financing thereof including without limitation dealings, transactions and affairs of the Company and its Associated Companies or any information in respect of which the Company or its Associated Companies is bound by an obligation of confidence to a third party.

	“Financial Year”	means 1 January to 31 December.

“Highly Confidential Information”

means highly confidential information and for the purpose of this Agreement the parties have agreed that the methodology prepared and used by the Company and Associated Companies for the Company Business including without limitation the methodology known as “the Compass Methodology” i.e. the set of models, tools, procedures and reports that are used together with the Company’s or Associated Companies’ confidential databases containing customer details, analysis of customers’ performance and requirements and information relating to the Company’s or its Associated Companies’ customers including without limitation, the Company’s or the Associated Companies’ Qasar/CC, Comet databases and Pulse Reports shall be regarded as such.

“Licensee”	means any licensee of the Company’s or any Associated Company’s services.

“Regulations”	means the Working Time Regulations 1998.

1.2                               Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

1.3                               Clause headings are included for guidance only and do not affect the interpretation of this Agreement.

1.4                               Words denoting the singular shall include the plural and vice versa, and words denoting any gender shall include all genders.

2.                                      COMMENCEMENT OF EMPLOYMENT

2.1                               Your employment is continuous from 16 April 2007.

3.                                      JOB TITLE AND DUTIES

3.1                               Your job title is Chief Executive of the Compass Management Consulting Group.

3.2                               You will report to the Board.

3.3                               You will:

3.3.1.                  devote so much of your time, attention and ability as is reasonably required to your employment and you will not be involved in any other employment or commercial activity without obtaining the Company’s prior written consent;

3.3.2.                  faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time vested in you;

3.3.3                     obey all lawful and reasonable directions of the Company.

3.4                               You will be expected to undertake work of a related nature or to perform duties other than, or in addition to, your normal ones at the Company’s request and you will be required to comply with all such reasonable requests issued by the Company.

3.5                               You are not permitted to hold yourself out as agent except in the proper performance of your duties or where authorised to do so.

3.6                               As part of your normal duties you may from time to time be required to carry out work for the benefit of or on behalf of any Associated Company.

4.                                      REPORTING

4.1                               You will at all times keep the person to whom you report promptly and fully informed (in writing if so requested) of your conduct of the business or affairs of the Company and provide such explanations in relation thereto as he or she may reasonably require.

5.                                      REMUNERATION

5.1                               The pay period runs from the first to the last day of each calendar month. Your salary is paid by credit transfer to your bank or building society account by the 28th day of the month.

5.2                               Your annual remuneration will be made up of a base salary of £208,000 p.a., a car allowance of £9,000 p.a. (both payable monthly in arrears) and a performance related bonus (to be determined annually) which is non-contractual and paid at the discretion of the Company. Your remuneration will be reviewed annually and will be confirmed each year in a remuneration letter.

5.3                               Any change in your annual remuneration will be at the Company’s discretion.

5.4                               The Company shall be entitled to deduct from your basic salary, bonus or any other sums which it owes to you any sums which you owe to the Company from time to time.

6.                                      PLACE OF WORK

6.1                               Your normal place of work is Compass House, 60 Priestley Road, Guildford, Surrey but the Company reserves the right to require you to work at any other premises temporarily including those of clients, suppliers or Associated Companies within the United Kingdom or overseas.

7.                                      HOURS OF WORK

7.1                               You agree to work such hours (including as a minimum 09.00 to 17.30 Monday to Thursday and 09.00 to 17.00 Friday each week) as may be necessary for the proper performance of your duties. The Company reserves the right to vary your hours of work as necessary to meet its business needs. If you are required to travel in the course of your employment your hours of work may be irregular and extend beyond normal hours.

7.2                               You acknowledge that any hours worked by you beyond your normal working hours cannot be measured or predetermined and can be determined by you and so fall within Regulation 20(2) of the Regulations. If in fact any hours worked by you do not fall within Regulation 20(2) of the

                                                Regulations, you agree that the maximum weekly working time limit provided for in Regulation 4(1) of the Regulations shall not apply to you and you specifically waive that limit by signing this Agreement. You have the right to terminate the agreement in this sub-clause by providing the Company with three months’ written notice. The exercise of this right shall not in any way affect the operation of any other provision in this Agreement.

8.                                      HOLIDAYS

8.1                               In addition to statutory and public holidays, you are entitled to 25 working days’ paid holiday in each calendar year (“Holiday Year”) to be taken at such time or times as are agreed with the Company. Annual holiday entitlement must be taken no later than 31 December the subsequent Holiday Year. All holiday arrangements must be approved in advance giving adequate notice in writing.

8.2                               During the Holiday Year in which your employment commences or terminates, you are entitled to 2 working days’ holiday for each complete calendar month for which you were employed during that period. On termination of your employment, you will be entitled to payment in lieu of outstanding holiday entitlement and you will be required to repay the Company any salary received for holiday taken in excess of your actual holiday entitlement. In the event that you transfer your employment from an Associated Company (other than a Licensee), holidays accrued or taken in excess of holiday entitlement with such company will be carried over and added or deducted (as appropriate) to your holiday entitlement with the Company for that Holiday Year.

8.3                               Further procedural details are contained in the Employee Handbook

9.                                      EXPENSES

9.1                               The Company will reimburse promptly to you all reasonable costs and expenses incurred by you in the proper performance of your duties under this Agreement subject to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

9.2                               Procedural details are contained in the Employee Handbook and Global Expenses Policy and UK & Rest of the World Appendix

10.                               SICKNESS AND INCAPACITY

10.1                        If you are unable to attend for work you must inform the Company on the first day of your absence, preferably by telephone. If your absence is for more than 7 days (including weekends), then the appropriate Doctor’s certificate must be sent to the HR on the eighth day and weekly thereafter. Immediately upon your return to work following any period of absence you must complete a self-certification form detailing the reason for your absence.

10.2                        If you are absent for an aggregate of 26 weeks in any 52 consecutive weeks, the Company may terminate your employment by giving three months’ notice, notwithstanding that any entitlement you may have to any insurance or assurance benefit, including under the Long-Term Disability Benefit insurance, may be lost or diminished.

10.3                        If you are absent from your employment due to illness, accident or other incapacity duly certified in accordance with the provisions of clause 10.1 hereof, you will be paid your full remuneration hereunder for an aggregate of 13 weeks’ absence in any period of 12 months and thereafter such remuneration as the Company shall in its discretion from time to time allow provided that any payment made pursuant to this clause shall be inclusive of any Statutory Sick Pay or Social Security benefits to which you may be entitled.

10.4                        If the incapacity shall be or appear to be occasioned by actionable negligence, nuisance or breach of any statutory duty on the part of a third party in respect of which damages are or may be recoverable, you will:

10.4.1              immediately notify the Company of that fact and of any claim, compromise, settlement or judgement made or awarded in connection with it;

10.4.2              give to the Company all particulars of such matters as the Company may reasonably require; and

10.4.3              if so required by the Company, refund to the Company such part of any damages relating to loss of earnings for the period of the incapacity as the Company may reasonably determine, but not exceeding the amount of damages or compensation recovered by you, less any costs borne by you in connection with such recovery, and not exceeding the aggregate of the remuneration paid to you by way of salary and bonus (if any) in respect of the period of the incapacity.

10.4.4              You agree to undergo (at the expense of the Company) such medical examination by such doctor, specialist or other medical adviser as the Company shall from time to time require, and also authorise the Company to obtain from your doctor or other medical adviser, and discuss with them, copies of any medical reports, X-rays and other documents relating to you.

10.5                        Further details are contained in the Employee Handbook

11.                               MEDICAL INSURANCE AND OTHER BENEFITS

11.1                        You are entitled to participate at the Company’s expense in the Company’s private medical expenses insurance scheme (subject always to the rules of such scheme), details of which can be found in the Employee Handbook.

11.2                        The Company will at its own expense arrange Death-In-Service Benefit and Long-Term Disability Benefit insurances (subject always to the rules of such schemes), details of which can be found in the Employee Handbook.

11.3                        Participation in any insurance or assurance scheme provided for you under this Agreement:

(a)                                 is subject to its terms and conditions from time to time in force;

(b)                                 is conditional on your satisfying any applicable requirements of insurers;

(c)                                  is subject to the Company’s right to alter the cover provided or any term of the scheme or cease to provide (without replacement or compensation) the scheme at any time; and

(d)                                 is subject to you (and any insured dependents) satisfying the normal underwriting requirements of the relevant insurance provider and the relevant premium being at a rate which the Company considers reasonable.

11.4                        The Company shall not have any liability to pay any benefit to you (or any dependent) under any insurance or assurance scheme provided under this Agreement unless it receives payment of the benefit from the insurer under the scheme.

11.5                        Neither any outstanding or prospective entitlement to the benefits referred to in clauses 11.1 and 11.2 nor any actual or prospective loss of entitlement to those benefits, shall preclude the Company from exercising any right to terminate your employment under this Agreement.

11.6                        Any other benefits paid to you or your family which are not expressly referred to in this Agreement are ex gratia and are at the entire discretion of the Company and do not form part of the terms of your employment.

11.7                        For further details on all benefits refer to the Employee Handbook.

12.                               PENSIONS

12.1                        There is a Group Personal Pension Scheme that you are eligible to join (subject to the rules of the scheme). Should you decide to join the scheme, the Company will contribute 4% to the scheme provided your minimum contribution is 3%.

12.2                        The Company shall be entitled at any time to terminate the scheme or your membership of it subject to providing you with the benefit of an equivalent pension scheme (the New Scheme)

12.4                        Further details on the Compass Group Pension Scheme are contained in the Employee Handbook.

12.5                        There is no contracting-out certificate in force in relation to the State Earnings Related Pension Scheme.

13.                               DISCIPLINARY AND GRIEVANCE RULES

13.1                        The Company requires good standards of discipline from its employees together with satisfactory standards of work. In order to ensure such standards the Company follows a disciplinary procedure, the details of which are contained in the Employee Handbook.

13.2                        In the event that you are dissatisfied with any disciplinary decision relating to you or have any grievance relating to your employment, you should raise the matter in writing with the Group HR Co-ordinator in accordance with the procedures, which are contained in the Employee Handbook.

13.3                        The disciplinary and grievance procedures do not form part of your terms and conditions of employment.

13.4                       The Company reserves the right to suspend you from work temporarily with pay where this is considered to be necessary in connection with a disciplinary investigation.

14.                              RETURN OF COMPANY PROPERTY

14.1                        You will return to the Company on request during your employment, and in any event immediately upon termination of your employment, all books, documents, papers (including copies), material, keys, computer disks and tapes, mobile telephone, laptop or other tangible or intangible property of or relating to the Company, the Company Business, its customers, clients or suppliers.

15.                              TERMINATION

15.1                        Your employment shall continue (subject to earlier termination as provided by this Agreement) until terminated by either the Company upon not less than twelve calendar months’ notice, or by you upon not less than twelve calendar months’ notice. Notice should be given in writing to the other.  The right to all or part of the notice period may be waived by mutual consent.

15.2                        The Company is under no obligation to provide you with work and may, if notice to terminate this contract has been given:

15.2.1             vary your duties or require you to cease performing all duties during all or part of the notice period;

15.2.2             require you not to attend any of its premises;

15.2.3             require you to resign from any office you may hold in the Company and from all other appointments or offices which you may hold as nominee or representative;

15.2.4             require you to return to the Company all documents and other property (including computer equipment) belonging to the Company including but not limited to Confidential Information;

15.2.5             require you to not communicate with employees, customers or suppliers of the Company;

15.2.6             require you not to make any public statements on behalf of the Company or relating to your employment.

but will continue to pay the salary and provide any benefits due under this contract until it terminates. During any period in respect of which the Company exercises its rights under this clause, you remain bound by your obligations under this contract, including your obligations of exclusivity of service, good faith and confidentiality.

15.3                        Should you leave without notice or during your period of notice without the permission of the Company, the Company reserves the right to deduct a day’s pay for each day not worked during the notice period from any sums owed to you by the Company.

15.4                        The Company’s normal retirement age is 65. However the Company will consider any request made by you to work after the normal retirement age in accordance with the Company’s obligations under the Employment Equality (Age) Regulations 2006 (as may be amended from time to time).

15.5                        Details of the Company’s exit procedure is contained in the Employee Handbook.

16.                              SUMMARY TERMINATION

16.1                        The Company may, without prejudice to and in addition to any other remedy, terminate this Agreement immediately and without notice or payment in lieu of notice if you:-

16.1.1            have committed any act of gross misconduct or any serious breach of this Agreement or repeat or continue after written warning any breach of this Agreement;

16.1.2            are guilty of any conduct which in the opinion of the Company brings you or the Company into disrepute;

16.1.3            you become prohibited by law from being a Director;

16.1.4            become of unsound mind and/or become a patient as defined in Part VII of the Mental Health Act 1983;

16.1.5            are sentenced to a term of imprisonment, whether immediate or suspended (excluding an offence under road traffic legislation in the United Kingdom or elsewhere for which you are not sentenced to any such term);

16.1.6            cease to be entitled to work in the UK in accordance with section 8 of the Asylum & Immigration Act 1996.

17.                              INVENTIONS

17.1                         In this Clause 17 “Intellectual Property” includes letters patent, trade marks (whether registered or unregistered), unregistered designs, utility models, programs, copyrights (including copyright applications or applications for registration for any of the foregoing and the right to apply for them in any part of the world) discoveries, creations, inventions or improvements upon or additions to an invention, confidential information, know-how and any research effort relating to any of the above mentioned,  business names, (whether registrable or not), moral rights and any similar rights in any country.

17.2                         You may make, discover or create Intellectual Property in the course of your duties under or pursuant to your employment and you agree that in this respect you have a special obligation to further the interests of the Company or any Associated Companies excluding Licencees.

17.3                         Subject to the provisions of the Patents Act 1977, if at any time during your employment under this Agreement you make or discover or participate in the making or discovery of any Intellectual Property relating to or capable of being used in the Company Business, you will  immediately disclose full details to the Company of the Intellectual Property and the Intellectual Property will  be the absolute property of the Company and such Intellectual will be held on trust by you for the benefit of the Company.

17.4                         At the request and expense of the Company you will  give and supply all such information data, drawings, and assistance as may be necessary or desirable to enable the Company to exploit the Intellectual Property to the best advantage, and you will  execute all documents, and do all things, which may be necessary or desirable for obtaining patent, copyright or other protection for the

Intellectual Property in such parts of the world as may be specified  by the Company and for vesting the same in the Company or as it may direct.

17.5                         You hereby irrevocably appoint the Company to be your attorney in your name and on your behalf to execute and/or sign all such instruments, and/or do all such things and generally to use your name for the purpose of giving to the Company the full benefit of the provisions of this clause 17. With respect to any third party, a certificate in writing signed by any director of the Company or the Company Secretary that any instrument or act falls within the authority conferred by this clause 17.5 shall be conclusive evidence that such is the case.

18.                              CONFIDENTIALITY

181                           You are aware that during your employment you will have access to and be entrusted with Confidential Information.

18.2                        You will not either during your employment or at any time except in the proper course of your duties or with the prior written consent of the Company:-

18.2.1              disclose to any third party (except to another employee of the Company authorised to receive the same);

18.2.2              use for your own purposes or for any purposes other than those of the Company; or

18.2.3              through any failure to exercise all due care and diligence cause any unauthorised disclosure of a trade secret or other Confidential Information provided that this Clause 18.2 shall not apply to any Confidential Information which enters the public domain other than directly or indirectly because of your default.

18.3                        All notes, memoranda or any other record (whether stored on paper, disk or any other electronic media or otherwise) of any Confidential Information acquired, received or made by you during your employment shall be and remain the property of the Company, and shall be delivered by you to the Company immediately upon request.

18.4                        You and the Company agree that Highly Confidential Information is unique and valuable information which has been produced over a number of years and, accordingly, is equivalent to a trade secret.

18.5                        The provisions of Clauses 18.2 and 18.4 shall apply mutatis mutandis in relation to each Associated Company.

19.                              RESTRICTIONS

19.1                        You agree that you will not for a period of 6 months after the termination of your employment without the previous consent in writing of the Company and whether on your own account or for any other person, firm, company or organisation, directly or indirectly entice or endeavour to entice away from the Company or any Associated Company any person who is, or who at any time during the 6 months prior to the termination of your employment was, employed as a director, consultant or salesman of the Company or any Associated Company, and with whom you had contact in the course of your employment during that 6 month period.

19.2                        You will not for a period of 6 months after the termination of your employment without the previous consent in writing of the Company and whether on your own account or for any other person, firm, company or organisation directly or indirectly:

19.2.1             solicit or endeavour to entice away from the Company or any Associated Company; or

19.2.2             deal with any person, firm, company or organisation who or which in the twelve months prior to the termination of your employment has been a customer or in the habit of dealing with any Company Business in which you have worked during the twelve months prior to the date of termination of your employment in a manner that will or is likely to compete with the Company Business or harm the goodwill of the Company or Associated Company.

19.3                        You will not for a period of 6 months after the termination of your employment without the previous consent in writing of the Company be engaged or interested (whether as principal, servant, agent, consultant, representative or otherwise) in any trade or business which competes with the Company Business.

19.4                        You will not for a period of 6 months after the termination of your employment without the previous consent in writing of the Company accept any appointment (whether as employee, consultant or otherwise) to perform duties or obligations for any person, firm, company or organisation who or which in the 12 months prior to the termination of your employment was a customer of or in the habit of dealing with the Company or any Associated Company which carries on or intends to carry on any trade or business which is similar to or in competition with the Company Business.

19.5                      The covenants entered into by you in this Clause 19 are entered into with the Company on its own behalf and as agent for each of the Associated Companies.

19.6                        You acknowledge and agree:

19.6.1              each of the restrictions in Clauses 19.1 to 19.5 constitutes an entirely separate and independent restriction;

19.6.2               the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company; and

19.6.3               if any such restriction shall be adjudged by any court of competent jurisdiction to be void or unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof was deleted, the said restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective.

19.6.4               the duration of the restrictive covenants referred to at clauses 19.1, 19.2, 19.3 and 19.4 above shall be reduced by any period which you are required to remain away from work in accordance with clause 15.2 above.

19.7                        You agree that you will at the request and cost of the Company enter into a direct agreement or undertaking with any Associated Company in which you are or become involved whereby you will accept restrictions and provisions corresponding to the restrictions and provisions herein contained (or such of them as may be appropriate in the circumstances) as may reasonably be regarded as necessary to protect the legitimate business interests of that company.

19.8                       You agree that having regard to the facts and matters aforesaid the restrictive covenants herein contained are reasonable and necessary for the protection of the legitimate interests of the Company and any Associated Company and you agree that having regard to those circumstances those covenants do not work harshly on you.

19.9                        You will not knowingly at any time make any untrue statement in relation to the Company or any Associated Company and in particular shall not after the termination of the employment hereunder for any reason wrongfully be represented as being employed by or connected with the Company or any Associated Company.

20.                              DATA PROTECTION

20.1                        For the purposes of the Data Protection Act 1998 you consent to the processing by the Company or any Associated Company of any Personal Data relating to you as may be necessary for the performance of this Contract or the conduct of Company business. “Personal Data” and “processing” have the meanings set out in section 1 and 2 of the Data Protection Act 1998.

21.                              CONFLICT OF INTERESTS

21.1                        You will not during your employment under this contract either directly or indirectly, receive or accept for your own benefit any commission, rebate, discount, gratuity or profit from any person, company or firm which engages or has engaged in business transactions with the Company.

22.                              COLLECTIVE AGREEMENTS

22.1                        There is no collective agreement which affects the terms and conditions of your     employment.

23.                              CHANGE OF PERSONAL CIRCUMSTANCES

23.1                        You must inform the Company of any change of address or other personal circumstances.

24.                              CHANGES TO AGREEMENT

24.1                        This Agreement is in substitution for any previous contracts of employment or for services between you and the Company and any Associated Company (which shall be deemed to have been terminated by mutual consent).  Any modification or change to anything in this Agreement shall be notified by the Company to you in duplicate. You should attach one copy of such notice to this

Agreement and sign and return the other copy to the person to whom you report where it will be attached to the office copy of this Agreement.

24.2                        Any changes hereto shall not affect your continuity of employment with the Company.

25.                              EMPLOYEE HANDBOOK

25.1                         The Employee Handbook contains details of certain terms and conditions of employment with the Company and it provides a guide to personnel practices. Except where otherwise indicated, any material contained in the Employee Handbook does not form part of your terms and conditions of employment.  The Company may make additions, deletions or variations to the Employee Handbook from time to time.  You will be notified of any such changes when they occur.  Where there is any disparity between this contract of employment and the Employee Handbook, this contract of employment will prevail.

26.                               PARTICULARS OF EMPLOYMENT

26.1                        This contract of employment includes all the particulars required to be given to you pursuant to the Employment Rights Act 1996, and constitutes the contract of employment between you and the Company.

27.                               ACCRUED RIGHTS

27.1                         The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

27.2                         No provision of this Agreement shall be enforceable by any person who is not a party to it pursuant to the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available independently of that Act.

28.                               CHOICE OF LAW, SUBMISSION TO JURISDICTION

28.1                        This Agreement shall be interpreted and enforced in accordance with the laws of England and Wales.

28.2                        All disputes claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the courts of England and Wales.

29.                              NOTICES

29.1                         Any notice to be given by a party under this Agreement shall be deemed to have been duly given if handed to you personally (or in the case of the Company handed personally to a Director of the Company) or if sent by post or other faster postal service, or by telex, facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other party.  Such notice shall be deemed to have been received when in the ordinary course of the means of transmission it would be received by the addressee.  To prove the giving of notice it shall be sufficient to show it was despatched.  A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

30.                               POWER OF ATTORNEY

30.1                         You hereby irrevocably and by way of security appoint the Company now or in the future existing to be your attorney to act in your name and on your behalf, and as your attorney to sign, execute and do all acts, things and documents which you are obliged to execute and do under the provisions of this Agreement.

31.                               ENTIRE AGREEMENT

31.1                         This Agreement constitutes the entire agreement and understanding of the parties and supersedes any previous agreement or understanding between the parties with respect to the arrangements contemplated by or referred to in it.

Signed by ROBERT BROWN for and on behalf of			)
COMPASS LIMITED				)

SIGNED as a DEED by DAVID WHITMORE in the presence of:		) )

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